LEASE MODIFICATION AGREEMENT

LANDLORD: Sutman Princeton Associates, L.P.

TENANT: Adgero Biopharmaceutical Holdings, Inc.

PREMISES: 2,067 square feet
4365 Route 1 South
South Brunswick, NJ 08016

DATE: November 8th, 2016

WHEREAS, Landlord and Tenant, entered into a Lease Agreement dated November 8th, 2016; and

WHEREAS, Tenant has agreed to expand their Premises by approximately 1,077 rentable square feet; and

NOW, THEREFORE, in consideration of the sum of $10.00 and other valuable consideration to it in hand paid by Tenant and Landlord, receipt of which is hereby acknowledged, the parties hereto agree to modify their Lease Agreement as follows:

1. To the extent not modified herein, all terms and conditions of the Lease Agreement shall remain in full force and effect and shall continue to govern this tenancy during the lease Term as provided for herein.

2. Tenant agrees to expand its Premises by a total of 1,077 rentable square feet ("Expansion Premises") as set forth on **Exhibit A** making the total rentable square footage leased to Tenant 3,144 square feet.

3. Tenant acknowledges that the Expansion Premises is currently occupied by Yootech Associates, LLC on a lease that expires on February 28, 2017. Landlord will perform the work detailed below after the Expansion Premises becomes available. The Expansion Premises shall become part of the Lease when Landlord confirms to Tenant in writing that the work detailed below has been completed ("Expansion Commencement Date").

4. The Lease Term shall be extended so that the lease terminates at the end of the month 3 years from the Expansion Commencement Date.

5. As of the Expansion Commencement Date, **Exhibit B** in the Lease Agreement shall be deleted in its entirety and replaced with the following language:

   The Basic Rent for the Lease Term shall be as follows:

Lease Term	Rent PSF	Annual Basic Rent	Monthly Basic Rent
Expansion Commencement Date – 11/30/17	$23.00	$ 72,312.00	$ 6,026.00
12/1/17 – 11/30/18	$23.50	$ 73,884.00	$ 6,157.00
12/1/18 – 11/30/19	$24.00	$ 75,456.00	$ 6,288.00
12/1/19 – Termination Date	$24.50	$ 77,028.00	$ 6,419.00

6. Tenant's pro-rata share as defined in the Lease shall increase from 3.3% to 5.0% starting on the Expansion Commencement Date.

7. The Tenant Electric charges under Section 15.2 of the Lease Agreement shall increase to $393.00 per month starting on the Expansion Commencement Date.

8. Landlord shall perform the following fit-out work at its sole cost and expense:

    (a) Remove the separation wall as shows on Exhibit A
    (b) Install new carpet in the areas shown on Exhibit A
    (c) Paint the walls in the areas shown on Exhibit A
    (d) Install lighting to match the original Premises
    (e) Install window treatments to match the original Premises
    (f) Landlord will contribute up to $2,500 towards Tenant's electric upgrades to a conference room in the Expansion Premises

9. Landlord is holding a Security Deposit in the amount of $11,885.25 as a Security Deposit for Tenant. Upon signing this Lease Modification Agreement, Tenant shall deposit an extra $6,192.75 with Landlord so that the total Security Deposit held by Landlord is $18,078.00

10. Landlord and Tenant agree and acknowledge that:
    (a) This agreement has been freely negotiated by Landlord and Tenant; and
    (b) In the event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this agreement or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Landlord by virtue of Landlord's having drafted this agreement.
    (c) This agreement shall not be binding on either party until it has been executed by both the Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto are executing this Lease Modification Agreement as of the date first written above.

Attest: ______________________

LANDLORD:
Sutman Princeton Associates, L.P.

By:______________________
Name: David Mandelbaum

Attest: ______________________

TENANT:
Adgero Biopharmaceutical Holdings, Inc.

By:______________________
Name: Frank G. Pilkiewicz

SUITE#: 205

4365 ROUTE 1 SOUTH
SOUTH BRUNSWICK, NEW JERSEY


SHARED
VESTIBULE
Remove wall to
connect suites.
CATALYST
(1,077
R.S.F.)
NEW
OPEN
OFFICE
AREA
ALTERED
SERVER
CLOSET
(3'-3"x
4'-4")
EXISTING
OFFICE #3
(12'-0"x
9'-6")
EXISTING
OFFICE #1
(9'-7"x
17'-1")
EXISTING
OFFICE #2
(17'-0"x
16'-3")
AREA
OF WORK

DENOTES TENANT SPACE

KEY PLAN
SECOND FLOOR
SCALE : NOT TO SCALE
DATE: APR. 14, 2010
NOTE: ALL ROOM SIZES
ARE APPROXIMATE

1 PROPOSED FLOOR PLAN (SK-2)
SCALE: N.T.S.

SUTMAN PRINCETON

4365 ROUTE 1 SOUTH
SOUTH BRUNSWICK, NEW JERSEY

WEISS DESIGN GROUP

528 W.MOUNT PLEASANT AVENUE, LIVINGSTON,N.J. 07039 TEL.: (973)994-9490
WWW.WEISSDESIGNGROUP.COM